EXHIBIT 99.2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TRINITY LEARNING CORPORATION

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

            , 2004

The undersigned stockholder of Trinity Learning Corporation, a Utah corporation (“Trinity Learning”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus each dated             , 2004 and hereby appoints Douglas D. Cole and Edward P. Mooney, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Trinity Learning (the “Special Meeting”) to be held on             , 2004 at 10:00 a.m., local time, at 1831 Second Street, Berkeley, California, and at any adjournments or postponements thereof, with all power that the undersigned would possess if personally present, and to vote all shares of common stock, no par value, of Trinity Learning held of record by the undersigned as of the record date upon the proposal hereinafter specified and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

(Reverse Side)

PLEASE MARK VOTES AS IN THIS EXAMPLE. [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL SET FORTH BELOW.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of February 22, 2004, by and among Trinity Learning Corporation, a Utah corporation, ProsoftTraining, a Nevada corporation, and MTX Acquisition Corp., a Utah corporation and a wholly-owned subsidiary of ProsoftTraining, and approve the related merger pursuant to which, among other things, Trinity Learning Corporation will be merged with and into MTX Acquisition Corp., with MTX Acquisition Corp. surviving the merger, and each share of Trinity Learning Corporation’s common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one share of common stock of ProsoftTraining, other than fractional shares which will be paid in cash.

FOR [    ] AGAINST [    ] ABSTAIN [    ]

Date , 2004

(Signature)

(Signature)

NOTE: Please sign name as it appears on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title. The person or entity signing above hereby revokes all proxies heretofore given by such person or entity to vote at such meeting or any adjournment or postponement thereof.

Please indicate any change of address: